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                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK NEW YORK 10022
                              TEL: (212) 735-3000
                              FAX: (212) 735-2000


                                  June 3, 1999


NTL Incorporated
NTL Communications Corp.
110 East 59th Street
New York, NY 10022

     Re:  NTL Incorporated
          NTL Communications Corp.
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to NTL Incorporated ("NTL Inc.") and NTL Communications Corp. ("NTL CC" and, together with NTL Inc., the "Companies"), each a Delaware corporation, in connection with the preparation of a registration statement on Form S-3 (File No. 333-72335) relating to the registration for resale of (a) up to $600,000,000 aggregate principal amount of NTL CC's 7% Convertible Subordinated Notes Due 2008 (the "Notes") issued under an indenture, dated as of December 16, 1998 (the "Indenture"), by and among the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), and (b) the shares (the "Shares") of NTL Inc.'s common stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of the Notes. The Notes and the Shares are referred to herein collectively as the "Securities".
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NTL Incorporated
NTL Communications Corp.
June 3, 1999
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     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (Registration No. 333-72335) as filed with the Securities and Exchange Commission (the "Commission") on February 12, 1999 under the Act, Amendment No. 1 thereto as filed with the Commission on May 13, 1999 and Amendment No. 2 thereto as filed with the Commission on June 2, 1999 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Indenture filed as an exhibit to the Registration Statement; (iii) an executed copy of the First Supplemental Indenture, dated as of March 31, 1999, between NTL Inc., NTL CC and The Chase Manhattan Bank, as Trustee; (iv) the Agreement and Plan of Merger, dated as of March 26, 1999, by and among NTL Inc., NTL CC and NTL Merger Co., Inc.; (v) executed copies of the Notes; (vi) the Restated Certificate of Incorporation of each of the Companies, as amended to date;
(vii) the By-Laws of each of the Companies, as amended to date; (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (ix) a specimen certificate evidencing the Common Stock; (x) the Cross-Receipt, dated December 16, 1998, executed by Donaldson, Lufkin & Jenrette Securities Corporation and NTL CC relating to the issuance of the Notes and the receipt of payment therefor; and (xi) certain resolutions of the Board of Directors of NTL CC and of the Pricing Committee established by the Board of Directors of NTL CC, in each case, relating to the issuance of the Securities, the Indenture and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Companies and such agreements, certificates of public officials, certificates of officers or other representatives of the Companies and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Companies, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Companies and others. In rendering the opinion set forth
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NTL Incorporated
NTL Communications Corp.
June 3, 1999
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in paragraph 2 below, we have assumed that the certificates representing the shares of Common Stock issued upon conversion of the Notes will conform to the specimen certificate examined by us and will be countersigned by a duly authorized officer of the transfer agent for the Common Stock and duly registered by the registrar for the Common Stock in the share record books of NTL Inc.

     Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Indenture and the Notes and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. The Notes are valid and binding obligations of NTL CC entitled to the benefits of the Indenture and enforceable against NTL CC in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          2. The shares of Common Stock initially issuable upon conversion of the Notes, if and when the Notes are converted into shares of Common Stock in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and nonassessable.

     In rendering the opinions set forth above, we have assumed that the execution and delivery by NTL CC of the Notes and the Indenture and the performance by NTL CC of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which NTL CC or its properties is subject, except for those agreements and instruments which were identified to us by NTL CC as being material to it and which are listed as exhibits to NTL CC's Annual Report on Form 10-K for the year ended December 31, 1998.


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NTL Incorporated
NTL Communications Corp.
June 3, 1999
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          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission


                                  Very truly yours,





                                 /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP